SERVICES AGREEMENT



THIS  AGREEMENT  effective  as  of  December  31,  1999,  by  and  between:

KAZOOTEK.COM TECHNOLOGIES INC., a company incorporated under the laws of British Columbia, carrying on business at Suite 620, 1380 Burrard Street, Vancouver, BC, V6Z 2H3, ("Kazootek"); and

CYBEROAD.COM CORPORATION, a company incorporated under the laws of the State of Florida, with its head office at Oficentro Sabana Sur, Edificio 7, 5 Piso, San Jose, Costa
Rica,  ("Cyberoad")

NATURE  OF  AGREEMENT

WHEREAS

     A. Cyberoad, a technology, software development and internet gaming company, has expressed a desire to retain Kazootek for the purposes of providing certain services described herein, and including but not limited to software development and marketing, web development, network systems administration, human resources administration, consulting, corporate finance and securities administration.

     B. Kazootek, a high-tech services provision company, has expressed a desire to provide to Cyberoad certain services, including but not limited to, and as contemplated above.

NOW THEREFORE this Agreement witnesses that in consideration of the mutual terms, covenants and provisions herein contained, the parties hereto agree as follows:

     1.     SERVICES

Subject to the terms, covenants and provisions contained herein, Kazootek hereby agrees to provide to Cyberoad, and to its subsidiaries, in whole or in part, joint venture partners, merchants and clients, as Cyberoad so shall request in writing, from time to time, those services specified above and described more fully in Schedule "A" attached hereto, (the "Services").

     2.     FEES  &  PAYMENT  TERMS

The service fees and payment terms shall be those outlined, but not limited to, those in Schedule "B" attached hereto. These fees are subject to being adjusted throughout the normal course of business, and Kazootek agrees herein that Cyberoad and its clients will always receive the lowest preferred rate offered.

     3.     TERMS  OF  AGREEMENT

          A) This Agreement is effective as of the date first written above, for a period of 1 year, unless earlier terminated in accordance with the terms of this Agreement.

          B) This Agreement shall be automatically renewed for successive renewal periods of one year each, on each anniversary of the effective date of this Agreement. The terms of this Agreement shall remain in full force and effect as long as it is renewed annually. All provisions of this Agreement shall apply both for the initial one-year term of this Agreement and for all subsequent extensions.

          C) Both parties hereto may terminate this Agreement after providing 30 days written notice or for breach of any of the terms contained herein.

     4.     GENERAL

          A)     Independent Contractor. It is expressly agreed that Kazootek is
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acting as an independent contractor in performing its services hereunder. No act of the parties hereto shall be construed as creating or establishing a partnership, joint venture or association of any type between them. Neither party hereto, not their respective directors, officers, employees, consultants or agents shall hold themselves out as such of the other party.

          B)     Entire  Agreement.  Except as specifically provided for herein,
                 -----------------
this Agreement contains the entire and only Agreement and understanding between the parties, relating to this specific subject matter, and supercedes all proposals, written or oral, and all other communications between the parties hereto. This Agreement may not be modified except in writing, signed by both parties hereto.

          C)     Notice  Any notice required herein shall be deemed to have been
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properly  given 48 hours after being sent to the address of record for the other party, by fax, email. mail or commercial courier service. The addresses for such notice shall be:

Kazootek.com  Technologies  Inc.
Suite  620,  1380  Burrard  Street
Vancouver,  BC,  V6Z  2H3

Cyberoad.com  Corporation
Officiator  Sabana  Sur
Edificio  7.  5  Piso
San  Jose,  Costa  Rica

     D)     Governing  Law. This Agreement shall be governed by and construed in
            --------------
accordance  with  the  laws  of  British  Columbia.

     E)     Enurement.  This  Agreement  shall  be binding upon and enure to the
            ---------
benefit  of  the  parties  hereto  and  their respective successors and assigns.

     F) The Agreement is not assignable by either party, without the written consent of the other party, which consent shall not be unreasonably withheld.

     G)     Survivability.  In  the  event  that any provision of this Agreement
            -------------
proves to be invalid, void or illegal, That provision shall be deemed to be severed from this Agreement, and shall in no way affect, impair or Invalidate any other provision or the Agreement as a whole. All other provisions contained herein will remain in full force and effect.

EXECUTION  IN  COUNTERPART

This instrument may be signed in counterpart, in as many counterparts as may be necessary, and each instrument shall bear the date first written above, and shall be deemed to be an original, forming one and the some instrument.

IN WITNESS WHEREOF the parties hereto have caused this instrument to be executed personally or by their duly authorized officers as of the day and year first written above.

KAZOOTEK.COM  TECHNOLOGIES  INC.          CYBEROAD.COM  CORPORATION


     /s/  Paul  Mari                         /s/  John  Coffey
     Paul  Mari,                            John  Coffey
     President                              President


                                    SCHEDULE  "A"


The services as described in the Agreement contained herein, shall include, but not be limited to the following:

     Software  Development
     Web  Development
     Network  Systems  Administration
     Human  Resources
     Accounting
     Corporate  Finance  &  Securities  Administration
     Consulting
     Office  Space
     Web  Marketing
     Web  Communications
     Technology  Development  &  Management

Payment for the services provided for by Kazootek shall constitute, but not be limited to, the above, and may include a nominal fee of all costs plus 10% Cdn. These costs will be paid annually and may be revised and agreed to by the parties under separate arrangement, if consented to by the parties in writing.